UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

GREAT PLAINS HOLDINGS, INC.

(Name of Registrant As Specified In Charter)

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[ ]	Fee paid previously with preliminary materials.

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GREAT PLAINS HOLDINGS, INC.

4060 NE 95th Road

Wildwood, Florida 34785

(352) 561-8182

November 4, 2015

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This notice and accompanying Information Statement are furnished to the holders of shares of the common stock, par value $0.001 per share (“Common Stock”), of Great Plains Holdings, Inc., a Nevada corporation (“Great Plains,” “us,” “our” or the “Company”), pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the actions described below.

On October 26, 2015, the board of directors of the Company took action by written consent to approve the following action:

●	Approve an amendment to our articles of incorporation, as amended (the “Articles of Incorporation”) to effect a 1-for-5.5 Reverse Stock Split (the “Reverse Stock Split”) of our issued and outstanding common stock (the “Amendment”).

On October 26, 2015, stockholders holding a majority of our voting power approved the above action.

Stockholders of record at the close of business on October 26, 2015 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendment and the Reverse Stock Split will become effective on or about November 25, 2015, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

November 4, 2015

On behalf of the Board of Directors,

By:	/s/ Kent Campbell
Kent Campbell
Chief Executive Officer and Chief Financial Officer

INFORMATION STATEMENT

November 9, 2015

GREAT PLAINS HOLDINGS, INC.

4060 NE 95th Road

Wildwood, Florida 34785

(352) 561-8182

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about November 9, 2015, to the stockholders of record, as of October 26, 2015 (the “Record Date”), of Great Plains Holdings, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Great Plains” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

On October 26, 2015, our board of directors took action by written consent to approve the following action:

●	Approve an amendment to our articles of incorporation, as amended (the “Articles of Incorporation”) to effect a 1-for-5.5 Reverse Stock Split (the “Reverse Stock Split”) of our issued and outstanding common stock (the “Amendment”).

On October 26, 2015, stockholders holding a majority of our voting power approved the above action. The consenting stockholders and their respective approximate ownership percentage of our voting stock as of October 26, 2015, which total in the aggregate 97.1% of the voting rights under our current Articles of Incorporation, were as follows: Kent Campbell – common stockholdings (76.3% of common stock and 5.7% of the total voting rights), Kent Campbell – Series A preferred stockholdings (60% of Series A preferred stock and 1.6% of the total voting rights) and Kent Campbell – Series B preferred stockholdings (100% of Series B preferred stock and 89.8% of the total voting rights).

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, there were a total of: (i) 8,327,655 shares of common stock held by 86 holders of record, (ii) 10,000 shares of Series A preferred stock held by two holders of record, (iii) 10,000 shares of Series B preferred stock held by one holder of record, and (iv) no shares of Series C preferred stock issued and outstanding. Holders of our common stock are entitled to one vote per share. Each share of Series A preferred stock is entitled to 300 votes on matters on which holders of our voting stock are eligible to vote. The Series A preferred stock shall have a right to vote on all matters presented or submitted to our stockholders for approval, pari passu with holders of our common stock, and not as a separate class. Each share of Series B preferred stock is entitled to 10,000 votes on matters on which holders of our voting stock are eligible to vote. Nevertheless, the Series B preferred stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote. The Series B preferred stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of Great Plains are issued or outstanding in the future. The Series B preferred stock shall have a right to vote on all matters presented or submitted to our stockholders for approval, pari passu with holders of our common stock, and not as a separate class. Holders of Series C preferred stock are not entitled to any voting rights.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

TO EFFECT THE REVERSE STOCK SPLIT

GENERAL

On October 26, 2015, our board authorized the Amendment to effect the Reverse Stock Split. On October 26, 2015, stockholders holding a majority of our voting power approved the Amendment.

Pursuant to the Reverse Stock Split, each 5.5 shares of our common stock will be automatically converted, without any further action by the stockholders, into one share of our common stock. No fractional shares of common stock will be issued as the result of the Reverse Stock Split. Instead, we will issue to the stockholders one additional share of common stock for each fractional share which would otherwise be required to be issued. We anticipate that the effective date of the Reverse Stock Split will be November 25, 2015.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSES AND EFFECT OF THE REVERSE STOCK SPLIT

Our board believes that, among other reasons, the number of outstanding shares of common stock have contributed to a lack of investor interest in Great Plains and has made it difficult for us to attract new investors and potential business candidates. Our board proposed the Reverse Stock Split as one method to attract business opportunities for Great Plains. Our board believes that the Reverse Stock Split could increase the stock price of our common stock and that the higher stock price could help generate interest in Great Plains by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our common stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of common stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our common stock may be based on our performance and other factors, as well.

The principal effect of the Reverse Stock Split will be a decrease in the number of shares of common stock issued and outstanding from 8,327,655 shares as of the Record Date to approximately 1,514,165 shares post-Reverse Stock Split. The Reverse Stock Split will affect all of our common stockholders uniformly and will not affect any common stockholder’s percentage ownership interest in Great Plains or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders holding a fractional share of our common stock. The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of common stock existing prior to the Reverse Stock Split, nor does it increase or decrease Great Plains’ market capitalization. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Also, by decreasing the number of issued and outstanding shares of common stock, more shares of common stock are available for issuance as a result of the Reverse Stock Split. Our board believes that the availability of more shares of common stock for issuance will allow us greater flexibility in pursuing financing from investors and issuing shares of common stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of our common stock both pre-Reverse Stock Split and post-Reverse Stock Split (the post-Reverse Stock Split shares of common stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
300,000,000	8,327,655	291,672,345

Post-Reserve Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
300,000,000	1,514,165	298,485,835

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should recognize that you will own a lesser number of shares of common stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our common stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our common stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our common stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of our common stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH GREAT PLAINS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of our voting securities and the removal of incumbent management. Our management could use the additional shares of common stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent stockholders that would provide an above market premium by issuing additional shares of common stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate our securities or to obtain control of Great Plains by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to our Articles of Incorporation or by-laws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reasons for the Reverse Stock Split are to increase the stock price of our common stock and to increase the amount of shares of common stock that we are able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on November 25, 2015, or as soon thereafter as is reasonably practicable (the “Effective Date”), at such time as a certificate of amendment to our Articles of Incorporation is effective with the Nevada Secretary of State. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effective until at least 20 calendar days after the mailing of this Information Statement to Great Plains stockholders. Further, prior to filing the certificate of amendment to the Articles of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than 10 days prior to the Effective Date of the Reverse Stock Split. We expect that our common stock will continue to be quoted on the OTCQB following the Reverse Stock Split, and the Reverse Stock Split will not result in any change to the trading symbol of our common stock.

Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of common stock. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates as certificates are surrendered in due course. No immediate action is required by stockholders and no certificates should be tendered at this time. Each stock certificate representing pre-Reverse Stock Split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of common stock. Certificates evidencing post-reverse holders of pre-Reverse Stock Split shares of common stock may surrender to the transfer agent stock certificates representing pre-Reverse Stock Split shares of common stock in exchange for stock certificates representing post-Reverse Stock Split shares of common stock. No new stock certificates will be issued to a stockholder until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with a properly completed and executed letter of transmittal.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of common stock will be issued as the result of the Reverse Stock Split. Instead, we will issue to the stockholders one additional share of common stock for each fractional share.

ACCOUNTING MATTERS

The Reverse Stock Split will not affect the par value of a share of our common stock. Our capital account would remain unchanged after implementation of the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

AUTHORIZED SHARES OF COMMON STOCK

The authorized shares of common stock will not be impacted as the result of the Reverse Stock Split, and shall remain at 300,000,000 shares.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The Reverse Stock Split should not result in any recognition of gain or loss. The holding period of the post-Reverse Stock Split shares will include the stockholder’s holding period for the corresponding pre-Reverse Stock Split shares owned prior to the Reverse Stock Split. The adjusted basis of the post- Reverse Stock Split Shares owned by a stockholder will be equal to the adjusted basis of such stockholder’s pre-Reverse Stock Split Shares. Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the anticipated low value of the fractional interest.

Our beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which the stockholder resides. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable U.S. federal, state, estate, local and foreign tax laws.

The foregoing summary is included for general information only. Each stockholder should consult their own tax adviser concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as any consequences arising under the laws of any other taxing authority, such as any state, local or foreign income tax consequences to which they may be subject.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this Information Statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Internal Revenue Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date, October 26, 2015, by:

●	each person known to us to beneficially own 5% or more of the Company’s outstanding common stock;

●	each of our named executive officers as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act;

●	each of our directors; and

●	all of our executive officers and directors as a group.

As of the Record Date, there were a total of: (i) 8,327,655 shares of common stock, (ii) 10,000 shares of Series A preferred stock, (iii) 10,000 shares of Series B preferred stock, and (iv) no shares of Series C preferred stock issued and outstanding. Each share of common stock is entitled to one vote on matters on which holders of our voting stock are eligible to vote. Each share of Series A preferred stock is entitled to 300 votes on matters on which holders of our voting stock are eligible to vote. The Series A preferred stock shall have a right to vote on all matters presented or submitted to our stockholders for approval, pari passu with holders of our common stock, and not as a separate class. Each share of Series B preferred stock is entitled to 10,000 votes on matters on which holders of our voting stock are eligible to vote. Nevertheless, the Series B preferred stock has the right to vote in aggregate, on all shareholder matters, equal to 51% of the total vote. The Series B preferred stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of Great Plains are issued or outstanding in the future. The Series B preferred stock shall have a right to vote on all matters presented or submitted to our stockholders for approval, pari passu with holders of our common stock, and not as a separate class. Holders of Series C preferred stock are not entitled to any voting rights.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within 60 days of the Record Date through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Common Stock (1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kent Campbell	6,350,000	76.3%
Denis Espinoza	322,250	3.9%
Sarah Campbell(2)	120,000	1.4%
All executive officers and directors as a group	6,792,250	81.6%

(1) Based on 8,327,655 shares of common stock issued and outstanding as of the Record Date.

(2) Sarah Campbell resigned as the chief financial officer effective March 26, 2015, but remains as a member of the board of directors.

Series A Preferred Stock (1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kent Campbell	6,000	60.0%
Denis Espinoza	4,000	40.0%
Sarah Campbell	—	—
All executive officers and directors as a group	10,000	100.0%

(1) Calculated on the basis of 10,000 issued and outstanding shares of Series A preferred stock as of the Record Date. Holders of our Series A preferred stock are entitled to 300 votes per share.

Series B Preferred Stock (1)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Kent Campbell	10,000	100.0%
Denis Espinoza	0	—
Sarah Campbell	0	—
All executive officers and directors as a group	10,000	100.0%

(1) Calculated on the basis of 10,000 issued and outstanding shares of Series B preferred stock as of the Record Date. Holders of our Series B preferred stock are entitled to 10,000 votes per share, but in the event that the votes by the holders of the Series B preferred stock do not total at least 51% of the votes of all classes of our authorized capital stock entitled to vote, then the votes cast by a majority of the holders of the Series B preferred stock shall be deemed to equal 51% of all votes cast.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the SEC’s EDGAR system.

You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing Great Plains Holdings, Inc., 4060 NE 95th Road, Wildwood, Florida 34785, Attn: Kent Campbell, CEO or by telephoning us at (352) 561-8182.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional copy of the Information Statement, to Great Plains Holdings, Inc., 4060 NE 95th Road, Wildwood, Florida 34785, Attn: Kent Campbell, CEO or by telephoning us at (352) 561-8182.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer us to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

Great Plains Holdings, Inc.

/s/ Kent Campbell
Kent Campbell
Chief Executive Officer and Chief Financial Officer